EXHIBIT 10.1

LAND LEASE

THIS LAND LEASE (this “Lease”) is entered into as of the 30th day of March, 2021 (“Effective Date”), between MARAPHARM LAS VEGAS LLC, a Nevada limited liability company with a place of business at 102-1561 Sutherland Ave., Kelowna, BC Canada V1Y 5Y7 (“Marapharm”), and TACTICAL RELIEF, LLC, a Delaware limited liability company with a place business at 201 – 1405 St Paul St., Kelowna, British Columbia (“Tactical Relief”).

RECITALS:

A. Marapharm is the beneficial owner of land located at 13435 Apex Harbor Lane, North Las Vegas, 89124 (APN 103-13-010-037) in Clark County, State of Nevada, as more fully set forth on Exhibit A hereto (the “Land”).

B. Marapharm and Tactical Relief desire to enter into this Lease. The Lease will be entered into between Marapharm and Tactical Relief.

NOW, THEREFORE, in consideration of the covenants and agreements of the parties contained in this Lease, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Marapharm and Tactical Relief agree as follows:

1. Premises. Marapharm, in consideration of the rents reserved and the terms, conditions, covenants and agreements herein contained, hereby leases to Tactical Relief, and Tactical Relief hereby hires from Marapharm, that certain portion of the Land set forth on Exhibit B hereto (the “Premises”), together with all rights which apply to and/or benefit the Premises, whether now or hereafter acquired, including all rights, privileges, tenements, licenses, hereditaments, rights-of-way, easements, utility use, appendages and appurtenances appertaining thereto, all betterments, additions, alterations, substitutions, replacements and revisions thereof and thereto, but subject to all rights-of-way, easements, restrictions and encumbrances of record, and the Improvements (as such term is defined in Section 16 hereof, which does not include the Tactical Relief building and equipment).Marapharm and Tactical Relief acknowledge and agree that the first footprint of the Premises will be set at 15,000 sq. ft., which will include enough space for Tactical Relief’s approximately 9,000 sq. ft. building, plus parking and set back areas as required under applicable law, and that the footprint of the Premises may be increased during the Lease term subject to the mutual written agreement of the parties.By entering into this Lease, Tactical Relief accepts the Premises in the condition they are in as of the date of this Lease, as is, without warranty or representation of any kind as to the condition or quality of the Premises.Tactical Relief represents that the Premises, including the improvements thereon, utilities, subsurface conditions, and the present uses and non-uses thereof, have been examined by Tactical Relief, and Tactical Relief accepts the same, without recourse to Marapharm except as expressly provided in this Lease, in the condition and state in which they or any of them now are, without representation or warranty, express or implied in fact or by law, as to the nature, condition or usability thereof or as to the use or uses to which the Premises or any part thereof may be put or as to the prospective income from, and expenses of operation of, the Premises.

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The Premises are leased together with and subject to the following:

(a) The non-exclusive right of Tactical Relief to construct, install, maintain, repair, replace, use and operate, in, on, over and across the Premises, such roads as may be required for reasonable access to and from the Premises in accordance with plans approved in advance by Marapharm, which approval shall not be unreasonably withheld or delayed.

(b) The non-exclusive right of Tactical Relief to acquire, construct, install, maintain, repair, replace, use and operate, in, on, over and across the Premises, such electric power, water, sanitary, storm sewer, and other utility lines serving the Premises as may be reasonably required in order for Tactical Relief to operate the Premises for the permitted use set forth in Section 5, to the extent required by law, provided that such electric power, water, sanitary, storm sewer, and other utility lines shall be located, designed and constructed in accordance with plans approved in advance by Marapharm, which approval shall not be unreasonably withheld or delayed.

2. Rights Reserved to Marapharm. In addition to any other rights of Marapharm, Marapharm reserves the following rights with respect to the Premises:

(a) The right, at any reasonable times during the term of this Lease, and with reasonable notice to Tactical Relief, or, at any time in the event of an emergency, to enter upon the Premises, to inspect the same and any Improvements erected and placed thereon, and all activities occurring thereon, so long as such inspection does not unreasonably interfere with Tactical Relief’s operations on and uses of the Premises as permitted by this Lease.If Tactical Relief fails to perform any of Tactical Relief’s obligations under this Lease, Marapharm may enter upon the Premises after ten (10) days’ prior written notice to Tactical Relief (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tactical Relief’s behalf,and Tactical Relief shall promptly pay to Marapharm a sum equal to 115% of the cost thereof.

3. Term of Lease. The term of this Lease shall be twenty-five (25) years, commencing on the Effective Date and subject to earlier termination pursuant to the any of the terms, covenants, or conditions of this lease or pursuant to applicable law. Provided that no Event of Default has occurred and is continuing, Marapharm shall provide written notice to Tactical Relief no more than two (2) years and no less than one (1) year prior to the expiration of the Initial Term indicating whether or not the Initial Term may be extended by Tactical Relief and the terms on which Marapharm would agree to extend the Initial Term, as determined by Marapharm in its sole discretion.References to the “term of this Lease” or “Lease term” shall mean the Initial Term and, if Marapharm elects to grant Tactical Relief the option to extend the term and Tactical Relief exercises such option in accordance with this Lease, the agreed upon extension period.

4. Rent.

(a) In consideration of the possession, use and occupancy of the Premises as set forth herein, Tactical Relief and its successors and assigns shall pay, in addition to payments of Additional Rent (as such term is defined in Section 4(b) hereof), the Profit Distribution (as such term is defined in Section 4(c) hereof), and all other obligations provided for hereunder, annual rent (“Annual Rent”), payable in monthly installments on the first day of each month.Payments of Annual Rent shall commence upon the date on which the first cannabis plant has been planted and is growing on the Premises, shall be made in the amounts set forth below, and shall be prorated for any partial month:

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Lease Years	Annual Rent (per Square Foot of the Premises)	Monthly Installment of Annual Rent (per Square Foot of the Premises
1-5	$1.20	$0.100
6-10	$1.44	$0.120
11-15	$1.62	$0.135
16-20	$1.82	$0.152
21-25	$2.05	$0.171

(b) Any and all sums of money or charges (other than Annual Rent and the Profit Distribution) required to be paid by Tactical Relief to Marapharm under this Lease shall be deemed additional rent (“Additional Rent”) and shall be due and payable within thirty (30) days following demand if no other time for payment is specified.Annual Rent, the Profit Distribution, and Additional Rent are hereinafter collectively referred to as the “Rent”.Tactical Relief covenants to pay, without notice or demand and without deduction or set-off for any reason whatsoever except as expressly provided in this Lease, the Rent and all other sums which under any provision of this Lease may become due hereunder, from Tactical Relief to Marapharm at the times and in the manner provided herein.Marapharm shall have the same rights and remedies for the non-payment of Additional Rent or the Profit Distribution as in the case of the non-payment of Annual Rent.

(c) Commencing on the Effective Date and continuing throughout the term of this Lease, Landlord shall receive a profit distribution (the “Profit Distribution”) in an amount equal to fifty percent (50%) of the “Net Operating Income” (as defined below) derived from the operation of Tactical Relief’s or its affiliate’s cannabis cultivation, marketing, and sales facility located at the Premises (the “Facility”). Such amounts shall be paid to Marapharm on or before the thirtieth day of each month immediately following the end of each calendar quarter (April 30th, July 30th, October 30th, and January 30th).Notwithstanding anything to the contrary contained in this Lease, as both Marapharm and Tactical Relief prepare quarterly financials, payments will be reconciled and paid on a quarterly basis to reduce the time and cost of financial reconciliation if this was done monthly.“Net Operating Income” is defined as the total revenue made from the proceeds of sale of any products from the Facility (with the exception of products from Colombia) minus operating expense payments (which for the avoidance doubt shall include any and all fees reimbursed to Landlord under the Services Agreement), as computed in accordance with generally accepted accounting principles, consistently applied; provided, however, that in computing Net Operating Income, total revenue will not be reduced for amortization, depreciation, taxes, or interest. The Facility’s Net Operating Income shall be mutually determined by Service Provider and Customer acting reasonably and in good faith, and a transparent accounting will be conducted and any items can be challenged.

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(d) All Rent payable hereunder shall be paid in lawful money of the United States of America at Marapharm’s address for notices set forth in Section 23, to such other person at such address as Marapharm may from time to time specify in writing to Tactical Relief, or at Marapharm’s option (at any time upon not less than thirty (30) days’ prior written notice), by wire transfer of immediately available funds to an account at a bank designated by Marapharm in writing.

(e) If Tactical Relief shall fail to make any payment of Rent payable hereunder within five (5) days after receiving written notice from Marapharm that the same is past due, Tactical Relief shall pay Marapharm a late charge of 5% of the amount of such payment from the date due until the date paid; provided, however, that Marapharm shall not be required to provide notice of any delinquent Rent more than two (2) times per calendar year.In addition, if Tactical Relief fails to make any payment of Rent when due, Tactical Relief shall pay interest thereon from the date due until the date paid at a rate of 10% calculated on the basis of a 360-day year with twelve (12) months of 30 days each.

5. Use of Premises. Tactical Relief shall use the Premises solely for the construction and operation of a facility for the receipt, storage, cultivation, marketing, product development and processing and additional activities related to the sale of cannabis and for no other purpose unless approved in advance by Marapharm in writing.

6. No Mortgages. Tactical Relief shall not mortgage, pledge, or encumber the leasehold estate created by this Lease or any portion thereof or interest therein except with the prior approval of Marapharm.

7. Amendment of Lease. Any amendments to this Lease shall be subject to the prior written approval of Tactical Relief and Marapharm.

8. Assignments and Subletting; Special Right of Termination.

(a) Except as otherwise provided in this Lease, Tactical Relief shall not assign, pledge, encumber, hypothecate or transfer all or any part of Tactical Relief’s interest in this Lease, whether voluntarily or involuntarily, by operation of law or otherwise, and shall not sublease all or any portion of the Premises, without the prior written consent of Marapharm, which consent shall not be unreasonably withheld or delayed.Upon written notice to Marapharm, but without obtaining the consent of Marapharm, Tactical Relief may sublease all or any portion of the Premises to any entity directly or indirectly in control or under the Control (as defined below) of Tactical Relief.For purposes hereof, the term “Control” means the ownership of more than 50% of the outstanding voting ownership interests or the power to direct the management of the party in question.If Tactical Relief’s interest in this Lease is assigned or transferred in violation of the provisions of this Lease, such assignment or transfer shall be void and of no force and effect against Marapharm.Except as otherwise agreed in writing by Marapharm, neither any assignment or transfer nor any subleasing, occupancy, or use of the Premises or any part thereof by any person, nor any collection of Rent by Marapharm from any person other than Tactical Relief, nor any application of any such Rent shall, in any circumstances, relieve Tactical Relief of its obligations under this Lease.

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(b) Subsequent to that date which is five years from the date hereof, upon the occurrence of a bonafide “Change of Control” of either Marapharm or Tactical Relief, then the party subject to the Change of Control may elect to terminate this Lease upon ninety (90) days’ written notice to the other party, whereupon this Lease shall terminate and be of no further force and effect and the parties shall have no further liability or obligation to the other (except for those liabilities and obligations that expressly survive the expiration or earlier termination of the Lease).For purposes of this Lease, “Change of Control” means the consummation of a merger or consolidation of Marapharm or Tactical Relief with or into another entity or any other corporate reorganization, if more than a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by person(s) who were not holders of a majority of Marapharm’s or Tactical Relief’s outstanding voting power immediately prior to such merger, consolidation or other reorganization; or the sale, transfer, or other disposition of (but not the creation of a mere security interest in) all or substantially all of Marapharm’s or Tactical Relief’s assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of Marapharm’s or Tactical Relief’s organization, convert Marapharm or Tactical Relief into a different form of entity, or to create a holding company, so long as Marapharm, Tactical Relief, or the holding company, as the case may be, will be owned in substantially the same proportions by the persons who held Marapharm’s or Tactical Relief’s securities immediately prior to such transaction.

9. Compliance with Law. Tactical Relief shall not use or cause or permit to be used any part of the Premises for any conduct or purpose which constitutes a nuisance or waste of the Premises or which violates any applicable law, regulation, code or ordinance, or any order of any court or governmental authority having jurisdiction over the Premises.Tactical Relief shall promptly comply, at its expense, with all laws, regulations, codes, ordinances and governmental requirements relating to or affecting the Premises or Tactical Relief’s use or occupancy thereof.Marapharm shall not impose any additional requirements that would materially and adversely affect Tactical Relief’s use of the Premises for the purposes set forth in this Lease.

10. Hazardous Substances. Tactical Relief covenants and hereby agrees that Tactical Relief shall not, during the term of this Lease, permit toxic or hazardous substances or wastes, pollutants or contaminants, including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et. seq., and any other substance similarly defined or identified in any other federal, state or tribal laws, rules or regulations relating to the protection of the environment (collectively, “Hazardous Substances”), to be generated, treated, stored, transferred from, discharged, released or disposed of, or otherwise placed, deposited in or located on, used, transported over, or otherwise entered on or into the Premises, except in accordance with all applicable state, federal, and state laws, regulations, rules, codes and ordinances relating to the protection of the environment (“Environmental Laws”); nor shall Tactical Relief undertake any activity on the Premises that would cause or contribute to the Premises becoming a treatment, storage or disposal facility for Hazardous Substances within the meaning of any applicable Environmental Laws.The foregoing provision shall not be deemed to prohibit the incidental storage or use of Hazardous Substances in the ordinary course of Tactical Relief’s business, provided such storage or use is in compliance with all applicable Environmental Laws.

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11. Exculpation. Neither Marapharm nor its members, managers, officers, agents or employees shall be liable to Tactical Relief or its successors, assignees or subtenants for any loss, damage, or injury of any kind whatsoever to the person or property of Tactical Relief or any sublessee, or any other person, caused by any use or condition of the Premises or by any defect in any structure erected thereon, or arising from any accident, fire or other casualty on the Premises.

12. Indemnification of Marapharm Indemnitees. Marapharm shall not be liable, and Tactical Relief shall defend, indemnify and hold Marapharm, its members, managers, officers, agents and employees (collectively, the “Marapharm Indemnitees”), harmless against all liability, claims of liability, obligations, suits, damages, penalties, claims, costs, charges, and expenses, including attorney’s fees, that may be imposed upon the Marapharm Indemnitees by reason of:

(a) Any work or things done in, on or about the Premises and/or the Improvements, as hereinafter defined, or any part thereof;

(b) Any use, nonuse, possession, occupation, condition, operation, or maintenance of the Premises and/or the Improvements;

(c) Any negligence on the part of Tactical Relief or any of Tactical Relief’s agents, contractors, servants, employees, subtenants, licensees, or invitees;

(d) Any accident, injury, or damage to any person or property occurring in, on, or about the Premises and/or the Improvements or any part thereof;

(e) Any failure by Tactical Relief to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with; and

(f) Any tax attributable to the execution, delivery, or recording of this Lease or any modification thereof.

Tactical Relief’s obligation to defend the Marapharm Indemnitees hereunder shall be by counsel reasonably acceptable to Marapharm, and “attorney’s fees” shall include both reasonable attorneys’ fees and paralegals’ fees and expenses. In the event that any action or proceeding is brought against the Marapharm Indemnitees by reason of any of the matters set forth in parts (a) through (f) above, then Tactical Relief upon notice from Marapharm, shall protect and defend at Tactical Relief’s sole expense such action or proceeding by counsel reasonably satisfactory to Marapharm, and in the event Tactical Relief shall fail to protect and defend the Marapharm Indemnitees, then Marapharm may undertake to protect and defend the Marapharm Indemnitees and Tactical Relief shall pay to Marapharm, upon demand, all costs and expenses incurred by Marapharm in connection therewith, including, without limitation, all attorneys’ fees and expenses.The provisions of this Section 12 are for the sole benefit of the Marapharm Indemnitees, and may not be relied on or enforced by any other party.The indemnification obligations under this Section 12 are binding on the successors and assigns of Tactical Relief, and such indemnification obligations shall survive the expiration or earlier termination of the Lease, or the dissolution or, to the extent allowed by law, the bankruptcy of the Tactical Relief.

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13. Net Lease; Payment of Taxes and Other Expenses. This Lease is an absolute net lease.Commencing on the Effective Date, Tactical Relief shall pay as Additional Rent, in addition to the payments of Annual Rent and the Profit Distribution, all costs and expenses of every kind and nature whatsoever relating to arising from the Premises, as determined by Marapharm in its commercially reasonable discretion, including all costs and expenses arising from or related to the leasing, owning, operating, constructing, maintaining, repairing, replacing, and insuring the Premises and any improvements located thereon, all charges for water, sewer and other utilities (including corresponding costs for hookups and costs to bring such utilities to the Premises) services furnished to the Premises, and all fees, taxes, assessments and other charges which may be levied against the Premises or Tactical Relief’s interest in the Premises by Marapharm or any other governmental authority having the power to levy such fees, taxes, assessments or other charges, and which are payable during the term of the Lease.Marapharm shall not impose any new or additional taxes, fees, assessments or other charges on the Premises or Tactical Relief, except for reasonable, nondiscriminatory charges for utilities or other governmental services relating to or arising from the Premises, or any fees, taxes, assessments and other charges imposed by any governmental authority.

14. Repair Obligations: Insurance.

(a) Tactical Relief will, at its expense, maintain, repair and replace, whether as a result of casualty, or otherwise, the Premises and all Improvements now located or hereafter constructed thereon pursuant to the terms of this Lease in order that the same is in good, safe and habitable condition throughout the term of this Lease, ordinary wear and tear excepted and in any event in a condition satisfactory to Marapharm in its reasonable discretion.

(b) Tactical Relief shall maintain or cause the manager of the operations at the Premises to maintain adequate “all-risk” property insurance in an amount equal to the full replacement value of all buildings and other improvements and fixtures located on the Premises against loss throughout the term of this Lease.In addition, Tactical Relief shall maintain or cause the manager of the operations at the Premises to maintain comprehensive general liability insurance against claims for bodily injury, death or property damage occurring in, on or about the Premises with a combined single limit of at least $1,000,000 per occurrence, together with an umbrella policy of liability insurance providing additional coverage of at least $2,000,000 per occurrence.All such policies of insurance shall (i) name Marapharm as an additional insured and loss payee, (ii) provide for 30 days’ advance written notice to Marapharm prior to any modification or cancellation thereof, (iii)provide, to the extent permitted by law, that such insurance shall be primary without reduction or right of offset or contribution on account of any insurance provided by Marapharm, and (iv) shall be in form and substance, and issued by insurance companies, reasonably satisfactory to Marapharm.Any insurance proceeds received as a result of damage or destruction shall be applied first to the cost of restoration of any Improvements located on the Premises and to reimburse Marapharm for expenses incurred in collecting such proceeds, subject to such reasonable controls as may be required by Marapharm, and the remainder, if any, shall be paid to Tactical Relief.Tactical Relief shall provide Marapharm with a duplicate original of each of Tactical Relief’s insurance policies and renewals thereof prior to commencement of the Lease term and prior to expiration of any existing policy.

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(c) At all times before the expiration or earlier termination of this Lease, while any construction is conducted by or on behalf of Tactical Relief in or on the Premises, Tactical Relief shall maintain, and cause its contractors to maintain, Workers’ Compensation Insurance as required by the laws of the State of Nevada. The Workers’ Compensation policy must include Coverage B-Employer’s liability limits of: (i) Bodily Injury by Accident $1,000,000 for each accident and (ii) Bodily Injury by Disease $1,000,000 for each employee. Tactical Relief shall require all subcontractors performing work under this Lease to obtain an insurance certificate showing proof of Workers’ Compensation and Employer’s Liability Insurance.

15. Alterations; Prohibition Against Liens. Other than the Xtreme Cubes building which will be placed on the Premises following the written approval of Marapharm, unless authorized by Marapharm in writing, no building or other improvement shall be constructed or materially altered, i.e., alterations that, individually or in the aggregate, exceed $10,000, by Tactical Relief, and no grading, excavating or other construction activity shall be commenced, on the Premises unless complete and final plans and specifications for such construction or alteration have been submitted to and approved by Marapharm.Any such approval of Marapharm shall not be unreasonably withheld or delayed.Any such construction or alteration shall be commenced and completed promptly and in a good and workmanlike manner using new, top quality materials and in compliance with all applicable permits, authorizations and building, zoning and other laws and ordinances.Tactical Relief shall not create or permit to be created or to remain, and shall promptly discharge, any lien, encumbrance, or charge levied on account of any mechanic’s, laborer’s, or materialman’s lien which might or does constitute a lien, encumbrance, or charge upon the Premises, or any part thereof, or the income therefrom.

16. Surrender of Possession; Ownership of Improvements. Tactical Relief agrees peaceably to surrender to Marapharm possession and occupancy of the Premises together with the then existing Improvements constructed and located thereon and therein, in the same condition as when the construction of Improvements was completed, only normal wear and tear excepted, at the termination or expiration of this Lease.Except with respect to Tactical Relief’s Xtreme Cubes building and all additions thereof and thereto, any and all buildings, improvements, and related facilities now existing or hereafter constructed on the Premises, including utilities constructed or installed in or on the Premises by or at the expense of Tactical Relief, and all repairs, remodeling or additions thereof or thereto (collectively, the “Improvements”) shall, upon such construction and/or installation, become a part of the Premises leased to Tactical Relief pursuant to the terms of this Lease, and all references in this Lease to “Premises” shall from and after such construction and/or installation include the Improvements.Any and all equipment, furniture, Trade Fixtures (as defined below) and other personal property of Tactical Relief used in connection with the use and operation of the Premises and the Improvements (the “Equipment”), shall be and remain the separate, personal property of Tactical Relief throughout the term of this Lease.For purposes hereof, “Trade Fixtures” shall mean articles which are easily removable, and which are placed by and at the sole expense of the lessee in or attached to the Improvements to prosecute the trade or business of the lessee for which it occupies the Improvements or for use in connection with such business or to promote convenience and efficiency in conducting such business.Tactical Relief may remove all or any part of the Xtreme Cubes building and Equipment upon termination or expiration of this Lease, provided that Tactical Relief shall repair and be responsible for any damage done to the Premises by such removal.If the Xtreme Cubes building or any Equipment which Tactical Relief has the right to remove is not removed within 90 calendar days after the date of expiration or termination of this Lease, and provided that Marapharm does not interfere with such timely removal, such property shall automatically become the property of Marapharm and may be used, sold, transferred or otherwise disposed of by Marapharm in any manner, in Marapharm’s sole discretion, and at the expense of Tactical Relief.

17. Default.

(a) The occurrence of any of the following events shall constitute an “Event of Default” by Tactical Relief under this Lease:

(i) Tactical Relief fails to pay when due any amount required to be paid by Tactical Relief under this Lease and such failure continues for 30 days after written notice thereof from Marapharm to Tactical Relief; or

(ii) Tactical Relief fails to observe or perform any other covenant or obligation of Tactical Relief under this Lease and such failure continues for 60 days (or, if such default cannot reasonably be cured within 60 days, for such longer period reasonably required to cure such default provided that Tactical Relief has within such 60 days promptly commenced curing such default and diligently pursues such cure to completion) after written notice from Marapharm to Tactical Relief; or

(iii) Tactical Relief or its affiliate has (A) defaulted under the Asset Purchase Agreement, dated as of even date herewith (“Purchase Agreement”), by and between Marapharm and Allied US Products, LLC, a Nevada limited liability company (“Allied US”), the Promissory Note dated as of even date herewith (the “Note”) by Allied Corp., a Nevada corporation, in favor of Marapharm, or the Services Agreement dated as of even date herewith (the “Services Agreement”) between Marapharm and Allied US, (B) failed to cure such breach (if applicable), and (C) Marapharm is entitled to terminate the Purchase Agreement, the Note, or the Services Agreement, as the case may be, in accordance with the terms of the respective agreement;

(iv) If Tactical Relief:

(1) shall commence any proceeding or any other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the United States Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing;

(2) shall admit in writing its inability to pay its debts as they mature in any petition or pleading in connection with any such proceeding;

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(3) shall apply for, or consent to or acquiesce in, an appointment of a receiver, conservator, trustee or similar officer for it or for all or substantially all of its assets and property;

(4) shall make a general assignment for the benefit of creditors; or

(5) shall admit in writing its inability to pay its debts as they mature; or

(v) If any proceedings are involuntarily commenced or any other action is taken against Tactical Relief in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the United States Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or a receiver, conservator, trustee or similar officer for Tactical Relief or for all or substantially all of its assets and properties is appointed; and in each such case, such event continues for ninety (90) days undismissed, unbounded and undischarged; or

(vi) Tactical Relief pledges, encumbers, hypothecates, transfers, assigns, or conveys its interest in this Lease or any part thereof, to anyone in violation of the terms of this Lease.

(b) Upon the occurrence of an Event of Default, Marapharm shall have the right to terminate this Lease by giving Tactical Relief written notice, and thereupon the rights of Tactical Relief in and to the Premises and all Improvements thereon shall cease and end, and Tactical Relief and all persons claiming under Tactical Relief shall quit and surrender possession of the Premises and all Improvements thereon to Marapharm.

(c) If Marapharm fails to perform or observe any of the terms, covenants, or conditions contained in this Lease on its part to be performed or observed within ten (10) days after written notice specifically describing such default from Tactical Relief or, when more than then (10) days shall be required because of the nature of the default, if Marapharm shall fail to proceed diligently to cure such default after written notice thereof from Marapharm, said failure shall constitute a default by Marapharm under this Lease.Upon the occurrence of a default of this Lease by Marapharm, Tactical Relief shall have the right to terminate this Lease by giving Marapharm written notice, and thereupon the obligations of Tactical Relief in and to the Premises and all Improvements thereon shall cease and end, and Tactical Relief and all persons claiming under Tactical Relief shall quit and surrender possession of the Premises and all Improvements thereon to Marapharm.

18. Any termination of this Lease, as herein provided, shall not relieve Tactical Relief from the payment of any sum or sums that shall then be due and payable to Marapharm hereunder or any claim for damages then or theretofore accruing against Tactical Relief hereunder, and any such termination shall not prevent Marapharm from enforcing the payment of any such sum or sums or claim for damages by any remedy provided for by law, or from recovering damages from Tactical Relief for any default thereunder.All rights, options and remedies of Marapharm contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Marapharm shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease.

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19. At Marapharm’s option, if Tactical Relief has breached this Lease and has abandoned the Premises, no notice of termination will be given, and this Lease will continue in effect for so long as Marapharm does not terminate Tactical Relief’s right to possession.Marapharm may in that case enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due.

20. Dispute Resolution and Consent to Suit.

(a) Marapharm and Tactical Relief irrevocably submit to the exclusive jurisdiction (except for arbitration proceedings as provided for in Section 20(b) or proceedings instituted in regard to the enforcement of a judgment of any such court or, to the extent provided in Section 20(b), any arbitrator, as to which such jurisdiction is non-exclusive) of the courts of Clark County, Nevada (“Applicable Courts”) in any such suit, action or proceeding (each a “Permitted Claim”) which seeks to (i) enforce and interpret the terms of this Lease, and award and enforce against Marapharm or Tactical Relief, as applicable, the award of damages owing as a consequence of a breach thereof, whether such award is the product of litigation, administrative proceedings, or arbitration, (ii) determine whether any consent or approval of Marapharm or Tactical Relief has been improperly granted or unreasonably withheld, and (iii) enforce any judgment prohibiting Marapharm or Tactical Relief from taking any action, or mandating or obligating Marapharm or Tactical Relief to take any action, including a judgment compelling Marapharm or Tactical Relief to submit to binding arbitration.Service of any process, summons, notice or document by mail to such party’s address set forth below shall be effective service of process for any suit, action or other proceeding brought in any such court.The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Applicable Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court or arbitration proceeding that such suit, action or other proceeding has been brought in an inconvenient forum.

(b) Arbitration. Marapharm and Authority agree that if the Applicable Courts lack or are unwilling to hear a dispute for which a waiver of sovereign immunity has been given pursuant to this Section 20(b), then any proper party to such dispute may request binding arbitration of such dispute.The dispute shall be settled in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

21. Intentionally Omitted.

22. Intentionally Omitted.

23. Successors Bound. The terms of this Lease shall benefit and be binding upon the successors and assigns of Marapharm and the successors and permitted assigns of Tactical Relief in like manner as upon the original parties, except as otherwise provided in this Lease.

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24. Quiet Enjoyment. Marapharm covenants that at all times during the term of this Lease, so long as no Event of Default has occurred and is continuing hereunder, that Tactical Relief’s quiet enjoyment of the Premises or any part thereof shall not be disturbed by any act of Marapharm or anyone acting by, through or under Marapharm.

25. Notices. Any notice required by or sent pursuant to any provision of this Lease shall be in writing and shall be deemed given if and when it is personally delivered or sent by certified mail addressed, until some other address is designated in a notice so given, as follows:

If to Marapharm:	Marapharm Las Vegas LLC 102-1561 Sutherland Ave Kelowna, BC Canada, V1Y 5Y7 Attn:Erik Anderson, Manager Email:eanderson@fiorecannabis.com with a copy (which shall not constitute notice) to:

Snell & Wilmer L.L.P. 3883 Howard Hughes Parkway, Suite 1100 Las Vegas, NV 89169 Attn: Charles E. Gianelloni Email:cgianelloni@swlaw.com

If to Tactical Relief:	Tactical Relief, LLC 201 – 1405 St Paul St. Kelowna, British Columbia Canada V1Y 2E9 Attn:Calum Hughes, Chief Executive Officer Email:calum@allied.health with a copy (which shall not constitute notice) to:

Cutler Law Group, P.C. 6575 West Loop South, Suite 500 Bellaire, TX 77401 Attn: M. Richard Cutler Email: rcutler@cutlerlaw.com

26. Governing Law. This Lease, the parties’ obligations hereunder, and any disputes hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of Nevada, provided that nothing herein shall be deemed to modify the provisions of Section 9 and Section 13 of this Lease.

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27. Recording. A memorandum of this Lease in the form mutually agreed upon by Marapharm and Tactical Relief shall be recorded in the appropriate Land Titles and Records Office of Clark County, Nevada.

28. Invalid Provisions. If any clause, section, article, paragraph, or subparagraph of this Lease shall be unenforceable or invalid, such material shall be read out of this Lease and shall not affect the validity of any other clause, section, article, paragraph, or subparagraph, or give rise to any cause of action of either party to this Lease against the other, and the remainder of this Lease shall be valid and enforceable to the fullest extent permitted by law.

29. Waiver. The waiver by Marapharm of, or the failure of Marapharm to take action with respect to, any breach of any term, covenant, condition, provision, restriction, or reservation herein contained shall not be deemed to be a waiver of such term, covenant, condition, provision, restriction, or reservation or subsequent breach of same, or of any other term, covenant, condition, provision, restriction, or reservation herein contained.Marapharm may grant a waiver of any term of this Lease, but such must be in writing and signed by Marapharm before being effective.The subsequent acceptance of Rent or any other amount hereunder by Marapharm shall not be deemed to be a waiver of any preceding breach by Tactical Relief of any term, covenant, condition, provision, restriction, or reservation of this Lease, other than the failure of Tactical Relief to pay the particular Rent so accepted, regardless of Marapharm’s knowledge of such preceding breach at the time of acceptance of such Rent.

30. Saving Clause. If for any reason the term of this Lease, or any renewal thereof, or any substantive provision thereof, shall be found by an Applicable Court or other forum provided in Section 20 hereof to be unenforceable, illegal or violative of public policy, this Lease shall automatically be amended to conform to the applicable decision, and each party hereto expressly agrees to execute any amendment necessary to effectuate the goals and purposes of this Lease.

31. Force Majeure. If any dispute shall arise under any provision of this Lease as to whether Tactical Relief shall have commenced promptly or within any limit of time specified in this Lease or proceeded continuously and with all due diligence with any required construction, repair or replacement, there shall be a suspension of performance during the period of any acts of God or by strikes which affect both the building industry generally and the Premises specifically or by orders, directives or regulations of any governmental agency or board, making available the materials reasonably required for any such construction, repair or replacement and to any unavoidable delays in adjusting any fire insurance loss.The provisions of this Section 31 shall not, however, apply to a default by Tactical Relief in the payment of any Rent or other charges to be paid by Tactical Relief under the provisions of this Lease.

32. Estoppel Certificate. Marapharm and Tactical Relief, promptly upon any request therefor from the other, shall execute, cause such signature to be acknowledged by a notary public and deliver to the other or to a third person, if so directed by the other, a statement in writing identifying this Lease and the parties hereto and declaring, as of the date thereof, the following and such other matters as may be reasonably required by the party making such request:

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(a) whether or not this Lease is in default, and, to the extent that any default does then exist, the nature of any such default, including any event which may constitute an Event of Default upon the mere passage of time or notice or both;

(b) whether or not this Lease is in full force and effect and that this Lease has not been modified except as provided in an amendment or amendments identified therein, stating further that this Lease as so amended is in full force and effect;

(c) whether the date to which the Rent and other charges required to be paid under this Lease have been paid by or on behalf of Tactical Relief;

(d) that Marapharm has not conveyed, assigned, transferred or delegated any right or duty of Marapharm hereunder, nor has Marapharm encumbered or otherwise hypothecated Marapharm’s reversionary interest in and to the Premises or any rights hereunder except as may be set forth in such statement; and

(e) that any such statement may conclusively be relied upon by Marapharm or Tactical Relief by any title insurance company which issues a title insurance policy or other guaranty or endorsement relating to the existence and status of this Lease.

33. Eminent Domain.

(a) The term “total taking” as used in this Section 31 means the taking of the entire Premises under the power of eminent domain or a taking of so much of the Premises as to prevent or substantially impair the conduct of Tactical Relief’s business thereon.The term “partial taking” means the taking of a portion only of the Leased Premises that does not constitute a total taking, as above defined.

(b) If during the Lease term there shall be a total taking by public authority under the power of eminent domain, then the leasehold estate of Tactical Relief in and to the Premises shall cease and terminate as of the date the actual physical possession thereof shall be so taken.

(c) If during the Lease term there shall be a partial taking of the Premises, this Lease shall terminate as to the portion of the Premises taken upon the date upon which actual possession of the portion of the Premises is taken pursuant to the eminent domain proceedings, but the Lease shall continue in force and effect as to the remainder of the Premises.The Rent payable by Tactical Relief for the balance of the Lease term shall be abated based on the proportion of the square footage of the Premises that is usable, in whole or in part, by Lessee or on any other reasonable basis, as determined by Marapharm in good faith.

(d) All compensation and damages awarded for the taking of the Premises or any portion thereof shall be allocated as follows:Marapharm shall be entitled to an award for the loss of its fee interest in the Premises, as encumbered by Tactical Relief’s leasehold interest, as created by this Lease, and Lessee shall be entitled to:(i) any award for diminution in value of its leasehold hereunder or for the value of any unexpired term of this Lease; and (ii) any award which may be made for the taking of or injury to Tactical Relief’s Improvements, or, on account of any cost or loss Tactical Relief may sustain in the removal of Tactical Relief’s fixtures, equipment and furnishings, or as a result of any alterations, modifications or repairs which may be reasonably required by Tactical Relief in order to place the remaining portion of the Premises not so condemned in a suitable condition for the continuance of Tactical Relief’s tenancy.

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(e) If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this Section 31, all Rent and other charges payable by Tactical Relief to Marapharm hereunder and attributable to the portion of the Premises taken, shall be paid up to the date upon which actual physical possession shall be taken by the condemning authority.

34. Limitation of Liability. If Marapharm sells, assigns, or otherwise transfers (whether by operation of law or otherwise) all or part of its interests in the Premises or this Lease, Marapharm shall be relieved of all obligations and liabilities under this Lease accruing after the effective date of such transfer; and the transferee shall be deemed to have assumed all of Marapharm’s obligations and liabilities under this Lease effective from and after the effective date of the transfer.Marapharm, its members, managers, officers, agents, and employees, whether disclosed or undisclosed, shall have no personal liability under or in connection with this Lease. Tactical Relief agrees that it shall look solely to Marapharm’s interest in the Premises and this Lease for the satisfaction of Tactical Relief’s remedies or to collect any judgment requiring payment of any money by Marapharm.

35. Survival of Obligations. All obligations of Tactical Relief hereunder, including Tactical Relief’s indemnification obligations, not fully performed as of the expiration or earlier termination of the Lease term shall survive the expiration or earlier termination thereof.

36. Holding Over. Tactical Relief shall not use or remain in possession of the Premises after the expiration of sooner termination of this Lease. Any holding over, or continued use or occupancy by Tactical Relief after the termination of this Lease, without the written consent of Marapharm, shall not constitute a tenant-at-will interest on behalf of Tactical Relief, but Tactical Relief shall become a tenant-at-sufferance and liable for holdover rent in an amount equal to 150% times the monthly installment of Rent and all other expenses, obligations, and payments in effect immediately prior to such expiration or termination.There shall be no renewal whatsoever of this Lease by operation of law.

37. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Lease is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Lease or the transactions contemplated hereby.

38. Compliance with Law. Upon execution of this Lease, Tactical Relief acknowledges that Marapharm may execute a Notice of Nonresponsibility in substantially the same form attached hereto as Exhibit C, and may record the same within three (3) days of execution of this Lease pursuant to Nevada Revised Statutes (“NRS”) Chapter 108.Tactical Relief further agrees that, at least ten (10) days prior to Tactical Relief entering into a contract with any prime contractor intending to perform alterations, and prior to the commencement of any work of improvement relating to the Premises, Tactical Relief shall comply with the requirements of NRS 108.2403 and NRS 108.2407 regarding posted security and shall notify Marapharm in writing of the name and address of any such prime contractor to enable Marapharm to properly serve the recorded Notice of Nonresponsibility upon the prime contractor pursuant to NRS 108.234.This Section serves as the notice required under NRS Chapter 108.234(3)(e).

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TACTICAL RELIEF ACKNOWLEDGES THAT TACTICAL RELIEF IS REQUIRED TO COMPLY WITH THE PROVISIONS OF NRS SECTIONS 108.2403 AND 108.2407 PRIOR TO COMMENCEMENT OF ANY WORK OF IMPROVEMENT TO BE CONSTRUCTED, ALTERED, OR REPAIRED ON THE PREMISES. TACTICAL RELIEF’s FAILURE TO COMPLY WITH NRS SECTIONS 108.2403 AND 108.2407 SHALL BE AN EVENT OF DEFAULT UNDER THIS LEASE.

39. Counterparts. This Lease may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon all of the parties hereto.Counterparts executed via facsimile or PDF shall have the same effect as an original.

[signature(s) on following page(s)]

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IN WITNESS THEREOF, this Lease has been executed as of the date first above written.

MARAPHARM:

MARAPHARM LAS VEGAS LLC, a Nevada limited liability company

By:	/s/ Erik Anderson
Name:	Erik Anderson
Title:	Manager

S-1

TACTICAL RELIEF:

TACTICAL RELIEF, LLC, a Delaware limited liability company

By:	/s/ Calum Hughes
Name:	Calum Hughes
Title:	Chief Executive Officer

S-2

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

(see attached)

A-1

EXHIBIT B

DEPICTION OF THE PREMISES

(see attached)

B-1

EXHIBIT C

FORM OF NOTICE OF NONRESPONSIBILITY

WHEN RECORDED MAIL TO:

[Company Name]
[Address]
[Address]
[Address]

MAIL TAX STATEMENTS TO:

Same as above

Escrow No. ______________

The undersigned hereby affirms that this document, including any exhibits, submitted for recording does not contain the personal information of any person or persons. (Pursuant to NRS 239B.030)

APN No. :________________	SPACE ABOVE FOR RECORDER’S USE ONLY

NOTICE OF NONRESPONSIBILITY

TO WHOM IT MAY CONCERN:

Pursuant to Nevada Revised Statute (“NRS”) 108.234, NOTICE IS HEREBY GIVEN THAT:

1. The undersigned is the owner (“Disinterested Owner”) of certain real property situated in [City, County, State], described in Exhibit 1 hereto and the improvements thereon (the “Property”).The Disinterested Owner’s address is:

Attn: _____________________________________________________

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2. The name and address of the person who may cause the work of improvement to be constructed, altered or repaired is:

Attn: _____________________________________________________

2. As of the _____ day of _______________, 20__, the undersigned, as “Landlord” entered into a Lease (“Lease”) with [TENANT], a , as “Tenant”, wherein the undersigned leased the Property to Tenant.

3. As of the _____ day of _______________, 20__, the undersigned has obtained knowledge that Tenant intends to or may commence construction work on the Property.

4. The undersigned will not be responsible for any work upon the Property resulting from such construction or work performed at the instance or request of Tenant or any materials to be supplied therefor, nor in any manner be liable for the cost thereof, nor may any interest of the undersigned in the Property be the subject of any mechanics liens or lien therefor.

5. The Disinterested Owner has notified Tenant in writing that Tenant must comply with NRS 108.2403 and 108.2407.

Dated this ______ day of ________________, 20__.

Disinterested Owner:

a _______________________________________________________________

By:
Name:
Title:

C-2

STATE OF NEVADA	)
	)	ss.
County OF _______________	)

The foregoing instrument was acknowledged before me, a notary public, this day of , 20 , by , as of , a Nevada [corporation/limited liability company].

Notary Public

My Commission Expires:
______________________

C-3